As filed with the Securities and Exchange Commission on March 14, 1997

                             Registration No. 333 -
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                     THORNBURG MORTGAGE ASSET CORPORATION
            (Exact name of registrant as specified in its charter)

                        Maryland 119 East Marcy Street
                                  85-0404134
             (State or other jurisdiction of Santa Fe, New Mexico
                         87501 (Employer I.D. Number)
                      incorporation or organization) (505)
                                   989-1900
             (Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                           --------------------------
                      H. Garrett Thornburg, Jr. Chairman
                     Thornburg Mortgage Asset Corporation
                            119 East Marcy Street
                          Santa Fe, New Mexico 87501
                                (505) 989-1900
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            --------------------------
                                  Copies to:
                           Michael B. Jeffers, Esq.
                         Jeffers, Wilson & Shaff, LLP
                     18881 Von Karman Avenue, Suite 1400
                           Irvine, California 92612
                                (714) 660-7700
                            ----------------------------

       Approximate date of commencement of proposed sale to the public:
From time to time following the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                                                      Proposed
                                      Proposed        Maximum
                          Amount      Maximum         Aggregate     Amount of
     Title of Shares      to be    Aggregate Price    Offering    Registration
    to be Registered    Registered   Per Share (1)   Price (1)(2)       Fee
-----------------------------------------------------------------------------

Common Stock, $.01 par   1,000,000    $ 22.75        $ 22,750,000   $ 7,110.00
value per share
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(1)           Calculated  pursuant of Rule  457(c) of the rules and  regulations under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to shares of Common Stock previously registered for sale under Registration Statement No. 333-668, which was declared effective on January 29, 1996 and for which a filing fee of $ 2,759 was previously paid. In the event any securities previously registered for sale are offered and sold prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder. The amount of securities being registered for sale, together with the remaining securities registered under Registration Statement 333-668 represents the maximum number of securities which are expected to be offered and sold.

Prospectus
----------

                     THORNBURG MORTGAGE ASSET CORPORATION
                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

      The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Thornburg Mortgage Asset Corporation (the "Company") provides eligible holders of outstanding shares of the Company's common stock ("Common Stock") and preferred stock ("Preferred Stock") (the "Shareholders") with a convenient and cost effective method of increasing their investment in the Company. A participant in the Plan may purchase additional shares of Common Stock by reinvesting some or all cash dividends paid on the Common Stock or Preferred Stock and by making Optional Cash Purchases which are subject to a minimum purchase limit of $50 and a maximum purchase limit of $15,000 for each dividend payment date. The price to be paid for each share of Common Stock purchased directly from the Company under the Plan will be a price equal to the Market Price (as defined herein) of the Common Stock less a 3% discount. The price of the shares of Common Stock purchased on the open market will be the average price of all shares of Common Stock purchased for all Participant's in the Plan without any discount. The same purchase price will apply to the reinvestment of cash dividends and to any Optional Cash Purchases.

      The Prospectus relates to the offer and sale of 1,106,148 authorized but unissued shares of Common Stock under the Plan (the "Shares"). Participant's should retain this prospectus for future references. The Company's Common Stock and Preferred Stock are listed on the New York Stock Exchange under the symbols "TMA" and TMAPrA," respectively.

      Plan Highlights:

            - Any  Common  Stock or  Preferred  Stock  Shareholder  may elect to participate in the Plan.
            - 3% discount on shares of Common Stock purchased  directly from the
              Company.
            - No brokerage  fees on purchases  made in the open market unless in excess of 5%.
            - Certificate  safekeeping  at State Street Bank & Trust  Company -
              Partial dividend reinvestment option.
            - Optional Cash Purchases.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

      No person has been authorized to give any information or to make any representations not contained in this Prospectus regarding the Company or the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall create an implication that information contained herein is correct as of any time subsequent to the date hereof.

                The date of this Prospectus is March 14, 1997.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York, 10048.

      This prospectus constitutes a part of a Registration Statement on Form S-3 together with all exhibits referred to as (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the shares offered hereby. Any statement contained or incorporated by reference herein concerning the provisions of any document is not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such statement.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, filed with the commission pursuant to the 1934 Act, are incorporated by reference in this Prospectus:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

      3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the 1934 Act, including any amendment or report filed to update the description.

      4.    The Company's current report on Form 8-K dated January 22,1997.

      5. The Company definitive Prospectus for Series A Preferred Stock dated January 20, 1997.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Prospectus.

      Anyone receiving a copy of this Prospectus may obtain, without charge, a copy of any of the documents incorporated by reference herein, except for any exhibits to such documents. Written requests should be mailed to Thornburg Mortgage Asset Corporation, 119 E. Marcy Street, Santa Fe, New Mexico 87501, or call (505) 989-1900.

                                  THE COMPANY

      Thornburg Mortgage Asset Corporation (the "Company") is a special purpose financial institution that primarily invests in adjustable-rate mortgage ("ARM") securities, thereby indirectly providing capital to the single-family residential housing market. ARM securities represent interests in pools of adjustable-rate mortgage loans, which often include guarantees or other credit enhancements against losses from loan defaults. While the Company is not a bank or savings and loan, its business purpose, strategy, method of operation and risk profile are best understood in comparison to such institutions. The Company leverages its equity capital using borrowed funds, invests in ARM securities and seeks to generate income based on the difference between the yield on its ARM securities portfolio and the cost of its borrowings. The corporate structure of the Company differs from most lending institutions in that the Company is organized for tax purposes as a real estate investment trust ("REIT") and, therefore, generally passes through substantially all of its earnings to shareholders without paying federal income tax at the corporate level..

Dividend and Distribution Policy

      The Company intends to pay dividends and to make such distributions to its Shareholders in amounts such that all or substantially all of its taxable income in each year (subject to certain adjustments) is distributed so as to qualify for the tax benefits accorded to a REIT under the Code. All distributions will be made by the Company at the discretion of the Board of Directors and will depend on the earnings of the Company, financial condition of the Company, maintenance of REIT status and such other factors as the Board of Directors may deem relevant from time to time.

USE OF PROCEEDS

      The net proceeds to the Company from the sale of shares of Common Stock offered hereby will be used for general corporate purposes.

                                   THE PLAN

      The Thornburg Mortgage Asset Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides Shareholders of the Company with a convenient and economical method to buy shares of Common Stock of the Company by automatic investment of cash dividends paid on outstanding shares of Common Stock and Preferred Stock and by purchase of shares of Common Stock with voluntary cash contributions ("Optional Cash Purchases").

      The Plan is administered by State Street Bank & Trust Company (the "Agent"), the Transfer Agent and Registrar for the Company. As the Agent for participating Shareholders ("Participants"), the Agent will administer the Plan in accordance with the terms and conditions of the Plan as set forth herein.

Eligibility and Enrollment

      Any Shareholder of the Company may elect to participate in the Plan by completing and returning to the Agent an authorization form ("Authorization Form"). Shareholders whose shares of Common Stock or Preferred Stock are registered in their own names ("Registered Owners") may participate directly in the Plan. Shareholders who beneficially own shares of Common Stock or Preferred Stock that are registered in a name other than their own (i.e., in the name of a broker, bank or other nominee) ("Beneficial Owners") must either become Registered Owners by having such shares of Common Stock or Preferred Stock transferred into their names or make arrangements with their broker, bank or other nominee to participate in the Plan on their behalf. If a Participant's shares of Common Stock or Preferred Stock are registered in more than one name (e.g., joint tenants or trustee), all Registered Owners of such shares of Common Stock or Preferred Stock must sign the Authorization Form.

      The Authorization Form provides for the purchase of shares of Common Stock through the following participating options:

      Full Dividend Reinvestment. If the full dividend reinvestment option is elected, the Agent will apply all cash dividends on all shares of Common Stock and Preferred Stock then or subsequently registered in the Participant's name, including all whole and fractional shares of Common Stock and Preferred Stock, together with any voluntary cash contributions for Optional Cash Purchases towards the purchase of additional shares of Common Stock;

      Partial Dividend Reinvestment. If the partial dividend reinvestment option is elected the Agent will apply all cash dividends on the number of shares of Common Stock and Preferred Stock then registered in the Participant's name and designated in the appropriate space on the Authorization Form and all cash dividends on shares of Common Stock purchased for the Participant's Account pursuant to the Plan, together with any voluntary cash contributions for Optional Cash Purchases towards the purchase of additional shares of Common Stock; and

      Optional Cash Purchases. If "Optional Cash Purchases Only" is elected, the Agent will only apply the voluntary cash contributions received from the Participant towards the purchase of shares of Common Stock.

      Under each of the options, any future cash dividends on shares of Common Stock and Preferred Stock credited to the Participant's Account will be reinvested, including dividends on shares of Common Stock purchased with any voluntary cash contributions for Optional Cash Purchases, until the Participant specifies otherwise or the Participant's Account is terminated. Participants may change their participation options at any time by requesting a new Authorization Form and returning it to the Agent at the address set forth below.

      The Authorization Form must be received by the Agent at least seven (7) calendar days prior to the Dividend Record Date for the Common Stock and the Preferred Stock in order for any Shareholder to be eligible for reinvestment of such dividends and any Optional Cash Purchases; otherwise, such authorization shall not be effective until the next Dividend Record Date. Shareholders currently enrolled in the Plan may continue to participate in the Plan without any further action required on their part unless the Participant wishes to change his (or her) participation option.

Accounts and Statements

      The Agent will establish an account under the Plan for each Participant ("Participant's Account"), and will credit, to the Participant's Account, cash received by the Agent for the Participant from cash dividends paid on the shares of Common Stock and Preferred Stock , including those full and fractional shares of Common Stock (computed to four decimal places) acquired under the Plan, and all voluntary cash contributions for Optional Cash Purchases received by the Agent from the Participant.

      As soon as practicable after the purchases of shares of Common Stock have been completed, the Agent will send each Participant a statement of their account ("Account Statement"). The Account Statement will confirm the transaction and itemize any previous investment activity for the calendar year. Account Statements should be retained by the Participant for his or her own records.

Purchase of Shares

      The Agent will apply cash credited to the Participant's Account to the purchase of full and/or fractional interests in the Company's shares of Common Stock and will credit the number of shares of Common Stock so purchased to the Participant's Account. The Agent, as directed by the Company, will apply such funds toward the purchase of shares of Common Stock directly from the Company or in the open market for the Participant's Account. The Agent will reinvest all dividends received from the Company and all voluntary cash contributions for any Optional Cash Purchases on or within fifteen (15) days after the dividend payment date as declared by the Company from time to time (the "Dividend Payment Date"), except where completion at a later date is necessary or advisable under applicable securities laws. No interest will be paid on funds held by the Agent.

      In making purchases for the Participant's Account, the Agent may commingle the Participant's funds with those of other Participants in the Plan. The price of the shares of Common Stock purchased by the Agent directly from the Company will be discounted by three percent (3%) from the then current market price. "Market Price" shall mean the average of the daily high and low sales prices, computed to three decimal places, of the shares of Common Stock as reported on the New York Stock Exchange (the "NYSE") for the ten (10) days on which the NYSE is open for trading ("Trading Days") prior to the Dividend Payment Date. No commission shall be paid with respect to purchases of authorized but unissued shares of Common Stock directly from the Company. The price at which the Agent shall be deemed to have acquired the shares of Common Stock for the Participant's Account in the open market shall be the average price of all shares of Common Stock purchased by it as the Agent for all Participants without any discount. The Agent shall pay brokerage commissions in an amount determined by the prevailing rates at the time of purchase. Such commissions will be reimbursed by the Company but in no event shall the Company be obligated to pay commissions in excess of five percent (5%) of the purchase price of the shares of Common Stock. Any commissions in excess of five percent (5%) will by paid by the Participants on a pro rata basis out of the dividends to be reinvested. Such open market purchases may be made, at the Agent's option, on any securities exchange where the shares of Common Stock are traded, in the over-the-counter market or in negotiated transactions with third persons, and may be on such terms as to price, delivery, and otherwise as the Agent may determine.

      Reinvestment of Dividends. A participant may elect to reinvest dividends on all shares of Common Stock and Preferred Stock then or subsequently registered in the Participant's name, including all whole and fractional shares and or may elect the partial dividend reinvestment option by designating in the appropriate space on the Authorization Form the specific number of shares of Common Stock and Preferred Stock on which the Participant wishes dividends be reinvested.

      Optional Cash Purchases. A Participant may also make Optional Cash Purchases of shares of Common Stock, subject to a minimum of $50 and a maximum of $15,000 for each Dividend Payment Date. Funds for Optional Cash Purchases received within thirty (30) calendar days prior but no later than seven (7) calendar days prior to each Dividend Payment Date will be aggregated and the Agent will apply such funds to the purchase of shares of Common Stock concurrently with the investment of dividends. Funds for Optional Cash Purchases received more than thirty (30) calendar days or less than (7) calendar days prior to each Dividend Payment Date will be returned to the Participant.

      Optional Cash Purchases may be made with a check or money order made payable to State Street Bank & Trust Company. Wire transfers may be made and wiring instructions can be obtained from the Agent. NO INTEREST WILL BE PAID ON FUNDS HELD BY THE AGENT. FUNDS FOR OPTIONAL OPTIONAL CASH PURCHASES DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Federal Income Tax Consequences.

      The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of the federal income tax law (such as banks, insurance companies, and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. THE FOLLOWING DISCUSSION IS GENERAL INFORMATION ONLY, AND PARTICIPANTS MUST CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM PARTICIPATION IN THE PLAN AND THE DISPOSITION OF ANY SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE PLAN.

      Reinvested Dividends. Participants in the Plan will be treated for federal income tax purposes as having received, on the Dividend Payment Date, a distribution in an amount equal to the fair market value of the shares of Common Stock acquired with reinvested dividends (plus a pro rata portion of any brokerage cost incurred on open market purchases of the shares of Common Stock). When shares of Common Stock are purchased directly from the Company, the amount of the dividend will be the fair market value of the shares of Common Stock, although the Participant will have acquired such shares of Common Stock at a 3% discount.

      Shares of Common Stock acquired for Participants in the Plan will have an initial tax basis to the Participant equal to the amount the Participant is treated as having received a dividend. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the Dividend Payment Date that the share of Common Stock was acquired. The holding period of a whole share of Common Stock resulting from the acquisition of two or more fractional shares of Common Stock on different Dividend Payment Dates normally will be split between holding periods of the fractional components comprising the whole share of Common Stock.

      The reinvestment of dividends does not relieve the Participant of any income tax and will constitute a dividend to the same extent that a cash distribution would be so treated. Participants who are Qualified Plans or IRAs should be able to continue to exclude the reinvested dividends from unrelated business taxable income unless such Participants have borrowed to acquire their shares of Common Stock or Preferred Stock . The Agent will report to each Participant for tax purposes the dividends to be credited to his account as well as any discounts or costs incurred by the Company. Such information will also be furnished to the IRS to the extent required by law. In addition, the Code imposes certain reporting obligations on brokers and other intermediaries. As a result, Agent will be required to report to the IRS and the Participant any sale of Common Stock by it on behalf of a Participant.

      Optional Cash Purchases. Participants will be treated as having received a distribution upon the purchase of Optional Cash Purchases in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date on which they were acquired (plus a pro rata portion of the brokerage cost incurred in open market purchases) over the amount of the Optional Cash Purchases. Such shares of Common Stock will have an initial tax basis equal to the fair market value of the shares of the Optional Cash Purchases. The fair market value on an acquisition date is likely to differ from the Market Price for the pricing period immediately preceding the related Dividend Payment Date (which determines the number of shares of Common Stock acquired). The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The holding period for a share of Common Stock (including fractions thereof) generally begins on the day after the Dividend Payment Date that the share of Common Stock was acquired.

Voting of Shares Held Under the Plan

      Each participant will be able to vote all shares of Common Stock (including fractional shares) credited to the Participant's Account. The Agent will not vote shares of Common Stock that it holds for a Participant's account except as directed by the Participant.

Certificates

      Shares of Common Stock purchased under the Plan are registered in the name of a nominee and shown on each Participant's Account Statement. However, a Participant may request a certificate for any of the whole shares of Common Stock which have accumulated in such Participant's Account by writing a letter of instruction or completing and signing the withdrawal section on the reverse side of the Account Statement. Each certificate issued will be registered in the name or names in which the account is maintained, unless otherwise instructed in writing. If the certificate is to be issued in a name other than the name on the Participant's Account, the Participant or Participants must have his or her signature(s) guaranteed by a commercial bank or a broker. Certificates for fractional shares of Common Stock will not be issued in any case. Dividends will continue to be paid on the cumulative holdings of both full and fractional shares of Common Stock remaining in the Participant's Account and will automatically be reinvested.

      Participants who wish to do so may deposit currently held certificates registered in their names with the Agent for credit under the Plan. There is no charge for such deposits and by making such deposit the Participant will be
relieved  of  the   responsibility   for  loss,  theft  or  destruction  of  the
certificate.

      Shares of Common Stock or Preferred Stock credited to a Participant's Account may not be pledged or assigned, and any attempted pledge or assignment is void. A Participant who wishes to pledge or assign shares of Common Stock or Preferred Stock credited to the Participant's Account must first withdraw such shares of from the account.

Termination of Participation.

      A Participant's Account may be terminated at any time by notifying the Agent in writing. Unless the termination notice is received by the Agent at least two (2) business days prior to any Dividend Record Date, it cannot be processed until after purchases made from the dividends paid have been completed and credited to the Participant Accounts. All dividends with a record date after timely receipt of notice for termination will be sent directly to the Participant. The Agent may terminate the account by notice in writing mailed to the Participant. Once termination has been effected, the Agent will issue to the Participant, without charge, certificates for the full shares of Common Stock and Preferred Stock held in his account or, if he so requests, sell the full shares held under the Plan, deduct brokerage commissions, transfer taxes and a service charge (if any) and deliver the proceeds to the Participant. The Participant's interest in any fractional share of Common Stock held in his account at termination will be paid in cash at the then current Market Price. A Participant will also be entitled to the uninvested portion of any funds received for Optional Cash Purchases if notice of termination is received prior to the date when the Agent becomes obligated to pay for purchased shares of Common Stock.

      If a Participant disposes of all shares of Common Stock and Preferred Stock represented by certificates registered in his own name on the books of the Company but does not give notice of termination under the Plan, the Agent may continue to reinvest the dividends on the shares of Common Stock and Preferred Stock under the Plan until otherwise directed. A Participant who terminates participation in the Plan will be subject to a service charge imposed by the Agent, which may not be paid by the Company.

      A Participant who changes his or her address must notify the Agent immediately. If a Participant changes residences to a state where the shares of Common Stock offered pursuant to the Plan are not registered or exempt from registration under applicable securities laws, the Company may deem the Participant to have terminated participation in the Plan.

Stock Dividends, Stock Splits and Shareholder Rights Offerings

      It is understood that any stock dividends or stock splits distributed by the Company on shares of Common Stock or Preferred Stock held by the Agent for the Participant will be credited to the Participant's Account. In the event the Company makes available to its Shareholders rights to purchase additional shares of Common Stock or other securities, the Participant will receive appropriate instructions in connection with all such rights directly from the Agent in order to permit a Participant to determine what action he or she desires to take.

Agent's Responsibilities

      The Agent shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability (1) arising out of failure to terminate any Participant's Account upon such Participant's death prior to receipt of notice in writing of such death and
(2) with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's Account and the times such purchases or sales are made.

      All  notices  from the  Agent to a  Participant  will be  mailed  to the
Participant's   last   address  of  record,   which  will  satisfy  the  Agent's
responsibility to give notice.

Amendments to the Plan

      The Plan may be amended or supplemented by the Agent or the Company at any time or times, including the period between Dividend Record Date and the related Dividend Payment Date. Any such amendment may include an appointment by the Agent in its place and stead a successor Bank or other agent under these terms and conditions. Notice will be sent to Participants of any amendments as soon as practicable after such action by the Company.

Interpretation and Regulation of the Plan

      The Company reserves the right, without notice to Participant's, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Inquiries About the Plan

      All correspondence and questions regarding the Plan and/or a Participant's Account should be directed to:

Thornburg Mortgage Asset Corporation    Thornburg Mortgage Asset Corporation
119 E. Marcy Street,                    Dividend Reinvestment and Stock
Santa Fe, New Mexico 87501              Purchase Plan
Telephone:  (505) 989-1900          or  c/o State  Street Bank & Trust Company
                                        P.O. Box 8200
                                        Boston, MA 02266-8200
                                        Telephone: (800) 426-5523


                             PLAN OF DISTRIBUTION

      The shares of Common Stock offered and sold hereby are being distributed by the Company and not through an underwriter. The price of the shares of Common Stock purchased by the Agent directly from the Company will be discounted by three percent (3%) from the Market Price. There will be no brokerage commissions or other fees charged to Participants in connection with purchases of shares of Common Stock made directly from the Company. Purchases made in the open market by the Agent may be made on any securities exchange where the Shares are traded, in the over-the-counter market or in negotiated transactions with third persons, and may be on such terms as to price, delivery, and otherwise as the Agent may determine. The price at which the Agent shall be deemed to have acquired the shares of Common Stock for the Participant's Account in the open market shall be the average price of all shares of Common Stock purchased by it as the Agent for all Participants without any discount. The Agent shall pay brokerage commissions on purchases made in the open market in an amount determined by the prevailing rates at the time of purchase. Such commissions will be reimbursed by the Company up to but not in excess of five percent (5%) of the purchase price of the Shares. Any commissions in excess of five percent (5%) will by paid by the Participants on a pro rata basis.

      The shares of Common Stock offered and sold hereby may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of common Stock in any state or in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                INDEMNIFICATION

      Maryland General Corporation Law provides that a Maryland corporation may indemnify any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan ("director"), that is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall be adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in a manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. The director must be indemnified for expenses, however, if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which a corporation may advance expenses to, or obtain insurance or similar cover for, directors.

      The Company's Articles of Incorporation provides for indemnification of the officers and directors of the Company and eliminates the liability of a director or officer to the Company or its Shareholders for money damages to the fullest extent permitted by Maryland law.

      Insofar as indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 may be permitted, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 LEGAL OPINION

      The validity of the Common Stock offered hereby will be passed upon for the Company by Jeffers, Wilson & Shaff, LLP, Irvine California. Michael B. Jeffers, a member of Jeffers, Wilson & Shaff, LLP is the Secretary of the Company, owns 641 shares of Common Stock, owns 1% of the Thornburg Mortgage Advisory Corporation, the Manager of the Company, and has been granted options to purchase 31,697 shares of Common Stock..

                                    EXPERTS

      The financial statements of the Company, included as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by McGladrey & Pullen, LLP, independent certified public accountants, as set forth in their report included therein and incorporated herein by reference. Such financial statements, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of McGladrey & Pullen, LLP and upon their authority as experts in auditing and accounting.

                                    PART II


Item 14.    Other Expenses of Issuance and Distribution:

            Registration fee.................................   $ 7,110
            Listing fees.....................................     2,500
            Legal fees and expenses..........................     5,000
            Accounting fees and expenses.....................     1,200
            Printing expenses................................     3,000
            Miscellaneous expenses...........................     1,000

            Total expenses...................................   $19,810
                                                                 ======


 * estimated expenses

Item 15.    Indemnification of Directors and Officers

      Maryland General Corporation Law provides that a Maryland corporation may indemnify any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan ("director"), that is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall be adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in a manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. The director must be indemnified for expenses, however, if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which a corporation may advance expenses to, or obtain insurance or similar cover for, directors.

      The Company's Articles of Incorporation provide for indemnification of the officers and directors of the Company and eliminate the liability of a director or officer to the Company or its Shareholders for money damages to the fullest extent permitted by Maryland law.

Item 16.    Exhibits.

      4.    Amendment  dated  January  8,  1997  to  the  Company's   Dividend
            Reinvestment and Stock Purchase Plan

      5.1   Opinion of Jeffers, Wilson & Shaff, LLP, counsel to the Company

      23.1  Consent of Counsel (included in Exhibit (5.1))

      23.2  Consent of McGladrey & Pullen, LLP

      24.   Power of Attorney (included on signature page)

Item 17.    Undertakings

      A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date to the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) ...To  include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs A(1)(1) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement

      (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on March 14, 1997.

                                           THORNBURG MORTGAGE ASSET CORPORATION

                                           BY: /s/H. Garrett Thornburg, Jr.
                                               ----------------------------
                                               H. Garrett Thornburg, Jr.
                                               Chairman of the Board

                                POWER OF ATTORNEY

       We, the undersigned directors and officers of Thornburg Mortgage Asset Corporation, Inc., do hereby constitute and appoint H. Garrett Thornburg, Jr. and Larry A. Goldstone, or either of them, acting individually, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Name                          Title                           Date
----------------------------  ---------------------             ---------------

/s/H. Garrett Thornburg, Jr.  Chairman of the Board              March 14, 1997
----------------------------
H. Garrett Thornburg, Jr.

/s/Larry A. Goldstone         Director and President             March 14, 1997
----------------------------
Larry A. Goldstone

/s/Richard P. Story            Chief Financial                   March 14, 1997
----------------------------   Officer and Treasurer
Richard P. Story              (Principal Accounting Officer)

/s/David A. Ater               Director                          March 14, 1997
----------------------------
David A. Ater

/s/Joseph H. Badal              Director                         March 14, 1997
----------------------------
Joseph H. Badal

/s/ Owen M. Lopez               Director                         March 14, 1997
----------------------------
Owen M. Lopez

/s/James H. Lorie               Director                         March 14, 1997
----------------------------
James H. Lorie

/s/Stuart C. Sherman            Director                         March 14, 1997
----------------------------
Stuart C. Sherman

                                  EXHIBIT INDEX




                                                             Sequentially
Exhibit                                                      Numbered Page
-------                                                      -------------
4.      Amendment dated January 8, 1997 to the Company's
        Dividend Reinvestment and Stock Purchase Plan                16

5.1     Opinion of Jeffers, Wilson & Shaff, LLP,
        counsel to the Company                                       17

23.1    Consent of Counsel (included in Exhibit (5.1))                -

23.2    Consent of McGladrey & Pullen, LLP                           19

24.     Power of Attorney (included on signature page)                -

                                                                         Ex 4.


                     THORNBURG MORTGAGE ASSET CORPORATION

          AMENDMENT TO DIVIDEND REINVESTMENT AND STOCK  PURCHASE PLAN

                                January 8, 1997

The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Thornburg Mortgage Asset Corporation, a Maryland corporation (the "Company") is amended, effective January 8, 1997, as follows:


1. The holders of any and all classes and series of preferred stock (the "Preferred Stock") which may be authorized and issued by the Company shall be deemed "Participants" under the Plan and shall be eligible to participate in the Plan on the same terms and with the same options as are provided under the Plan for holders of Common Stock. All dividend reinvestment and optional cash purchases under the Plan shall be applied toward the purchase of additional shares of Common Stock pursuant to the Plan.

2.    This amendment shall be effective as of January 8, 1997.

      To record the amendment of the Plan in the form set forth above by the Board of Directors effective as of January 8, 1997, the Company has caused this amendment to the Plan to be executed in the name and on behalf of the Company.

                              THORNBURG MORTGAGE ASSET CORPORATION


                              By:  /s/ Larry A. Goldstone
                                   ----------------------------
                                   Larry A. Goldstone, President

                         JEFFERS, WILSON & SHAFF, LLP                   Ex 5.1
                               ATTORNEYS AT LAW
                            18881 VON KARMAN AVENUE
                                  SUITE 1400
                           IRVINE, CALIFORNIA 92612
                           TELEPHONE: (714) 660-7700
                           FACSIMILE: (714) 660-7799


                                March 13, 1997


Thornburg Mortgage Asset Corporation
119 East Marcy Street, Suite 201
Santa Fe, New Mexico 87501

            Re: Sale of Shares Pursuant to the Dividend Reinvestment and Stock Purchase Plan

Gentlemen:

      We have examined a copy of the Registration Statement on Form S-3 (the "Registration Statement") of Thornburg Mortgage Asset Corporation, a Maryland corporation (the "Company"), for the registration under the Securities Act of 1933 of the sale of up to 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares") pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). We have also examined the Articles of Incorporation, as amended, and such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinion set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. As to questions of fact material to such opinion, we have relied upon statements and representations of the Company.

      Our opinion is based on existing law which is subject to change either prospectively or retroactively. Relevant laws could change in a manner that could adversely affect the Company or its stockholders. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. This opinion extends only to questions relating to the validity of the Shares offered and sold under the Registration Statement. We express no opinion with respect to any other issue.

      We are admitted to practice law in the State of California and our opinion is limited to federal law and the laws of the State of Maryland that affect such opinion. We express no opinion with respect to any other law or the laws of any other jurisdiction.

      Assuming the Shares are issued and paid for in accordance with the terms of the offering described in the Registrations Statement, including documents incorporated by reference thereto, and when certificates representing such Shares have been issued to the purchasers, based on the foregoing, we are of the opinion that the Shares will have been duly authorized, validly issued, and will be fully paid and nonassessable shares of Common Stock of the Company.

      Our Opinion contained herein is solely for the benefit of the Company and may be relied upon by the Company only in connection with the Registration Statement. In this regard, we hereby consent to the filing of this opinion, including this consent, as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Jeffers, Wilson & Shaff, LLP

                                JEFFERS, WILSON & SHAFF

                                                                       Ex 23.2


                     [LETTERHEAD OF MCGLADREY & PULLEN, LLP]






                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








     We hereby consent to the use of our Report dated January 12, 1996 on the financial statements referred to therein which is incorporated by reference in the Registration Statement, on Form S-3, of Thornburg Mortgage Asset Corporation, as filed with the Securities and Exchange Commission.


     We also consent to the reference to our firm in the Registration Statement under the caption "Experts."





                                                  /S/ McGladrey & Pullen, LLP


                                                   McGLADREY & PULLEN, LLP




New York, New York
March 13, 1997